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

                     CAPITAL RE CORPORATION AND SUBSIDIARIES

           Exhibit 11 Statement Re: Computation of Per Share Earnings

                 (Dollars in thousands except per share amounts)

                                                                           Three Months Ended
                                                                               March 31,

                                                                     --------------------------------
                                                                       1999               1998
                                                                     --------------------------------
Net Income from Continuing Operations                                      19,379             20,276
Net Income                                                                 12,936             19,796

Basic weighted average shares outstanding during the period                32,009             31,834
Potentially dilutive employee stock options                                   334                911
                                                                     --------------------------------
Diluted weighted average shares outstanding during the period              32,343             32,745
                                                                     ================================

Basic earnings per common share from continuing operations                  $0.61              $0.64
                                                                     ================================
Diluted earnings per common share from continuing operations                $0.60              $0.62
                                                                     ================================

Basic earnings per common share                                             $0.40              $0.62
                                                                     ================================
Diluted earnings per common share                                           $0.40              $0.60
                                                                     ================================
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